UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 05, 2020

Date of Report (Date of earliest event reported)

SLINGER BAG INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-214463	61-1789640
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2709 N. Rolling Road, Suite 138

Windsor Mill

Baltimore, MD

21244

(Address of Principal Executive Offices)

(443) – 407 7564

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Not Applicable

Emerging growth company [X]

Item 1.01	Entry into a Material Definitive Agreement

Effective May 20, 2020, Slinger Bag Americas Inc., a wholly-owned subsidiary of Slinger Bag Inc. (the “Company”), entered into a distribution agreement (the “Agreement”) with Frihavnskompagniet ApS (“FK Sports Nordic”) that makes FK Sports Nordic the Company’s exclusive distributor in Denmark, Finland, Norway and Sweden of Slinger Bag’s line of products, including, but not limited to, tennis ball launcher devices, tennis ball launcher accessories, sports bags, tennis balls tennis court accessories and other tennis related products to be marketed by the Company through December 31, 2025. Pursuant to the Agreement, Framework has committed to purchase for distribution a minimum of 6,500 Slinger Bag Tennis Ball Launchers through the end of December 2025.

The foregoing description of the Agreement is only a summary and is qualified in its entirety by the terms of the Agreement attached as an exhibit hereto.

Item 7.01	Regulation FD Disclosure

On June 10, 2020, the Company issued a press release announcing the entry into an exclusive distribution agreement with FK Sports Nordic. A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference

The information provided in Item 7.01 of this Current Report on Form 8-K and in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits. The following documents are filed as exhibits to this report.

10.1	Distribution agreement dated May 20, 2020 between the Company and Frihavnskompagniet ApS
99.1	Press Release of the Company dated June 10, 2020

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Slinger Bag inc. a Nevada corporation

Dated: June 10, 2020	By:	/s/Mike Ballardie
Chief Executive Officer and Sole Director

3